                                                                   EXHIBIT 10.18
                                                                   -------------

                        MARQUETTE MEDICAL SYSTEMS, INC.



                      GLOBAL EMPLOYEE STOCK SHARING PLAN



                                  Rev 5/11/98


                                                                  APRIL 11, 1997

       MARQUETTE MEDICAL SYSTEM, INC.
       GLOBAL SUCCESS SHARING PLAN
       -------------------------------------------------------------------------


                               TABLE OF CONTENTS

       ARTICLE 1   TITLE

       ARTICLE 2   DEFINITIONS AND CONSTRUCTION

                   Section 2.1    Definitions

                   Section 2.2    Construction

       ARTICLE 3   PARTICIPATION

                   Section 3.1    Participation

                   Section 3.2    Determination of  Eligibility

       ARTICLE 4   CONTRIBUTIONS

                   Section 4.1    Calculation of  Contribution

                   Section 4.2    Payment of Contribution

                   Section 4.3    Stock or Cash Payout

                   Section 4.4    Discretion of Company

                   Section 4.5    Purchase of Shares by Custodian

                   Section 4.6    Limitation on Company Contribution

                   Section 4.7    Withholding of Taxes

       ARTICLE 5   CUSTODIAL ACCOUNT

                   Section 5.1    Custodial Account

       ARTICLE 6   PARTICIPANT ACCOUNTS

                   Section 6.1    Individual Account

                   Section 6.2    Credits of Individual Account

                   Section 6.3    Plan Year Allocations

                   Section 6.4    Correction of Error

                   Section 6.5    Other Allocations

                   Section 6.6    Participant Statement

       ARTICLE 7   VESTING

                   Section 7.1    Vesting

       ARTICLE 8   DISTRIBUTIONS

                   Section 8.1    Circumstances Entitling Participant to
                                  Distribution

                   Section 8.2    Method and Manner of Distribution

                   Section 8.3    Account Participant Election

                   Section 8.4    Time of Distribution

                   Section 8.5    Designation of Beneficiary in the Event of
                                  Death

       ARTICLE 9   PARTICIPANTS' STOCKHOLDER RIGHTS

                   Section 9.1    Voting Rights

       ARTICLE 10  PARTICIPATION BY OTHER PARTICIPATING EMPLOYEES

                   Section 10.1   Continuance by a Successor

       ARTICLE 11  MISCELLANEOUS

                   Section 11.1   Expenses

                   Section 11.2   Non-transferability and Non-assignability

                   Section 11.3   Employment Non-contractual

                   Section 11.4   Limitation of Rights

                   Section 11.5   Merger or Consolidation with Another Plan

       ARTICLE 12  ALTERATION, WITHDRAWAL AND TERMINATION

                   Section 12.1   Amendment

                   Section 12.2   Termination

                   Section 12.3   Effective Date of Termination

                   Section 12.4   Immunity of Corporation, Subsidiary, or
                                   other Fiduciary

                   Section 12.5   Governing Law

                                   ARTICLE 1
                                     TITLE

The title of this Plan shall be the "Marquette Medical Systems, Inc. Global Employee Stock Sharing Plan".

                                   ARTICLE 2
                         DEFINITIONS AND CONSTRUCTION

SECTION 2.1: DEFINITIONS

As used herein, the following words and phrases shall have the following respective meanings unless the context clearly indicates otherwise.

(1)  Allocation Date - The date on which the  Company will calculate and
     ---------------
     allocate to the account of each of the Participants, the Participant's share of the Contribution for each Plan Year as determined under Sections
     4.2 and 4.3, which date shall not be more than 60 days after the end of each Plan Year.

(2)  Beneficiary/Beneficiaries - The person or persons, who may be so
     -------------------------

(3)  Board or Board of Directors - The Board of Directors of  the Company.
     ---------------------------

(4)  Company - Marquette Medical Systems, Inc., a Wisconsin Corporation.
     -------
     Wherever reference is made in this Plan to the "Company" in the context of financial performance, the "Company" shall mean Marquette Medical Systems, Inc. and all of its Controlled Subsidiaries that are included on its consolidated financial statements.

(5)  Contribution - The contribution determined by the Board of Directors
     ------------
     under Section 4.1 for each Plan Year, on the Determination Date based on the performance targets or success sharing targets established for each Plan Year. Such performance targets shall consist of one or any combination of two or more of revenue; revenue per employee; earnings before income tax (profit before taxes); earnings before interest and income tax; net earnings (profits after tax); earnings per employee; tangible, controllable or total asset turnover; earnings per share; operating income; total shareholder return; market share; return on equity; before- or after-tax return on net assets; distribution expense; inventory turnover; or economic value added; and any such targets may relate to one or any combination of two or more of corporate, group, unit, division, or affiliate performance. The Board of Directors may at its discretion determine that the Contribution for a given year is zero.

(6)  Controlled Subsidiary - A corporation or like entity more than one-half
     ---------------------
     (1/2) of whose voting power is held by the Company.

(7)  Custodial Account  - All money and property of every kind from time to time
     -----------------
     held by the Custodian pursuant to the Custodial Account Agreement and the Plan, any accumulations of income pursuant thereto and property from time to time representing the same.

(8)  Custodian - The Original Custodian [Royal Bank of Canada (Jersey), Ltd.] or
     ---------
     Successor Custodian of the Custodian Account.

(9)  Determination Date - The date on which the Company shall determine and
     ------------------
     announce the Contribution for each Plan Year under Section 4.1, which date shall not be more than 60 days after the end of each Plan Year.

(10) Effective Date - The Effective Date of this Plan is May 1, 1997 with the
     --------------
     first Plan Year beginning on May 1, 1997 and ending on April 30, 1998 and the first payouts being determined under Sections 4.2 and 4.3 on the Allocation Date in the calendar year 1998.

(11) Employee - An individual whose relationship with the Company or a
     --------
     Controlled Subsidiary is, under the laws of the relevant jurisdiction, that of an employee except for:

     (a) employees who have been hired on a temporary contract to meet a a temporary work need with no expectation that they will become permanent employees.

     (b) employees provided by an employment agency to meet temporary staffing requirements resulting from temporary peak workloads, sickness or medical leave.

(12) Participant - An Employee who as of the end of any Plan Year has been
     -----------
     continually employed by the Company or a Controlled Subsidiary for more than one year. In no event, however, will an Employee who is a member of a collective bargaining unit be a Participant unless the collective bargaining unit agreement so provides.

(13) Permanent Disability - The mental or physical incapacity of a Participant
     --------------------
     which, in the opinion of a licensed physician approved by the Board of Directors or its designee as evidenced by a certificate issued by such physician, is reasonably certain to continue during the remainder of the Participant's lifetime.

(14) Plan - The Plan herein set forth, as amended from time to time.
     ----

(15) Plan Year - The Plan Year shall each be the fiscal year, running from
     ---------
     from May 1 through April 30, with respect to which the Contribution is determined by the Company on the Determination Date. The first Year or Plan Year will be May 1, 1997 through April 30, 1998.

(16) Profit Sharing Plan - The Marquette Medical Systems, Inc. Profit Sharing
     -------------------
     and 401(k) Plan.

(17) Retires/Retire/Retirement/Retirement Date - means the date on which the
     -----------------------------------------
     Participant retires from the employ of the Company or a Controlled Subsidiary. The date of retirement will be the date in effect for any given jurisdiction as determined by the employee's employer.

(18) Shares - The common shares, 10c par value, of the Company.
     ------

SECTION 2.2: CONSTRUCTION

Whenever used in the Plan, words in the masculine gender shall be deemed to include masculine, feminine and neuter genders, and, unless the context otherwise requires, words in the singular shall include the plural and words in the plural shall include the singular.

                                   ARTICLE 3

                                 PARTICIPATION

SECTION 3.1: PARTICIPATION

All Participants, employed by the Company or a Controlled Subsidiary as of the end of the Plan Year, shall participate under the Plan for such year.

SECTION 3.2: DETERMINATION OF ELIGIBILITY

The Company shall determine the eligibility of each Employee for participation in the Plan. Such determination shall be conclusive and binding upon all persons.

                                   ARTICLE 4
                                 CONTRIBUTIONS

SECTION 4.1: CALCULATION OF CONTRIBUTION

Subject to Section 4.4, on each Determination Date the Board of Directors of the Company shall determine the Contribution for the preceding Plan Year based on the performance measure for that year. Subject to Section 4.4, the Company will, as soon as possible thereafter, but in no event later than the Allocation Date, allocate the Contribution for the Plan Year in respect of each Participant by dividing such Contribution by the number of Participants.

SECTION 4.2: PAYMENT OF CONTRIBUTION

Subject to Section 4.4, the Company shall pay to the Custodian Account and to the Profit Sharing Plan, as soon as practicable, but in no event later than the last business day in July immediately following the close of the Plan Year, the Contribution determined under Section 4.1. The portion of the Contribution payable to the Custodian will be a fraction, the numerator of which shall be the number of Participants who are not eligible to participate in the Profit Sharing Plan and the denominator of which shall be the total number of Participants. The remainder of the Contribution shall be paid to the Profit Sharing Plan and shall be held, maintained, and distributed in accordance with the terms of that plan.

SECTION 4.3: STOCK OR CASH PAYOUT

Subject to Section 4.4, the Company shall as soon as practicable, but in no event later than the last business day in July of each year following the end of the Plan Year, cause the Custodian to pay from the Custodial Account to the Participants or to the Beneficiary or Beneficiaries of the Participants who have died, retired, or terminated their employment with the Company or a Controlled Subsidiary, the amount credited to their respective accounts in cash or Shares, as the Participant may elect in writing and, in the absence of such election, in cash.

SECTION 4.4: DISCRETION OF COMPANY

Nothing in Sections 4.1, 4.2 or 4.3 shall be deemed to constitute an implied or express promise or commitment to make any Contribution hereunder in a Plan Year in which the performance target is not met, or if Board of Directors decides to refrain from making any Contribution for that Plan Year.

SECTION 4.5: PURCHASE OF SHARES BY CUSTODIAN

To the extent a Contribution is made in cash, the Shares will be purchased by the Custodian pursuant to the directions of the Company as soon as practicable but in no event later than one month following the receipt of the Contribution.

SECTION 4.6: LIMITATION ON COMPANY CONTRIBUTION

Any excess Contribution made by the Company by reason of a good faith mistake of fact, shall, upon the request of the Company, be returned by the Custodian. The Company's request and the return of any such Contribution must be made within one year after such Contribution was mistakenly made. The amount to be returned to the Company pursuant to this paragraph shall, subject to adjustment for both the movements in the market value of the Shares and for dividends payable, be the excess of:

(a)  the amount contributed, over

(b) the amount that would have been contributed had there not been a mistake of fact.

SECTION 4.7: WITHHOLDING OF TAXES

The Company may withhold, from any payment which it makes under the Plan, such sum as the Company may reasonably estimate is necessary to cover any taxes (whether or not enforceable against the Participant's employer) for which the Company or a Controlled Subsidiary may be liable, which are, or may be, assessed with regard to such payment.

                                   ARTICLE 5
                               CUSTODIAL ACCOUNT

SECTION 5.1: CUSTODIAL ACCOUNT

The Global Employee Stock Sharing Plan Custodial Account is created by an agreement between the Company and the Original Custodian and to which this Plan is a schedule. All Contributions under Section 4.2 , other than those to be made to the Profit Sharing plan, shall be remitted to the Custodial Account. The Custodian shall hold all monies and other property received by it and at its discretion invest and reinvest the same, together with the income therefrom, on behalf of the Participants not eligible to participate in the Profit Sharing Plan collectively for the purposes of purchasing Shares or paying expenses of administration of the Plan and the Custodial Account, to the extent not paid by the Company, in accordance with the provisions of the Custodial Account Agreement. The Custodian may with the approval of the Company keep such amount in cash as may be required for the effective administration and recordkeeping under the Plan.

                                   ARTICLE 6
                             PARTICIPANT ACCOUNTS

SECTION 6.1: INDIVIDUAL ACCOUNT

The Custodian shall establish and maintain, or cause such agent as the Custodian may select with the approval of the Company, to establish and maintain, a separate account for each Participant on whose behalf any portion of a Contribution is paid to the Custodian, which shall be called an "Individual Account." Such Individual Account shall be solely for accounting purposes and there shall be no segregation of assets of the Custodial Account among the separate Individual Accounts, nor will an Account Participant obtain any equitable or legal interest in any particular Shares or other property until those Shares or other property vest in accordance with the provisions of this Plan.

SECTION 6.2: CREDITS TO INDIVIDUAL ACCOUNT

The Custodian shall direct the recordkeeper for the Plan, appointed by the Custodian with the approval of the Company, to cause the Individual Account of each Account Participant to be credited with the amount determined pursuant to
Section 4.1 to be allocated to his Individual Account for each Plan Year for which a Contribution is made and to record all investments in Shares made from each Individual Account.

SECTION 6.3: PLAN YEAR ALLOCATIONS

Within each Individual Account maintained for an Account Participant there shall be recorded separately for each Plan Year the total number of Shares allocated for that Plan Year, which are collectively known as "Plan Year Allocations". For purposes of Sections 7 and 8 each Plan Year Allocations shall be treated as if separate accounts are maintained for each Plan Year.

SECTION 6.4: CORRECTION OF ERROR

If it shall come to the attention of the Custodian that an error has been made in any of the allocations prescribed by this Article 6, appropriate adjustment shall be made to the Individual Accounts of all Account Participants which are affected by such error, except that no adjustment need be made with respect to any Account Participant (or Beneficiary) whose Individual Account has been distributed in full prior to the discovery of such error.

SECTION 6.5: OTHER ALLOCATIONS

Any Shares received by the Custodian as a result of a stock dividend, stock split, recapitalization or other corporate reorganization of the Company shall be allocated to the Individual Account and the Plan Year Allocation, as of the day on which such Shares are received by the Custodian in the same manner as the Shares to which they are attributable were allocated.

SECTION 6.6: PARTICIPANT STATEMENT

Each Account Participant shall be furnished with a statement as soon as practicable after the end of each Plan Year, setting forth, as of the end of such Plan Year, the value of and number of Shares credited to each Account Participant's Individual Account and Plan Year Allocations.

                                   ARTICLE 7
                                    VESTING

SECTION 7.1:   VESTING

(a) Each Plan Year Allocation shall vest separately in the Account Participant absolutely, on the fifth anniversary of the close of the Plan Year for which the Contribution is made to the Custodian under
          Section 4.2.

(b) In the event of the earlier death or termination of employment, of the Account Participant, the Account Participant's Individual Account shall then absolutely vest in the Participant.

                                   ARTICLE 8
                                 DISTRIBUTIONS

SECTION 8.1:   CIRCUMSTANCES ENTITLING ACCOUNT PARTICIPANT TO DISTRIBUTION

An Account Participant (or his Beneficiary) shall be entitled to receive the distributions of the Plan Year Allocations or the Individual Account, as the case may be, upon vesting, within the time prescribed under Section 8.4.

SECTION 8.2:   METHOD AND MANNER OF DISTRIBUTION

An Account Participant's Individual Account or the Plan Year Allocations, which have vested in the Account Participant as provided in Section 7.1, as the case may be, shall be distributed by the Custodian, in the following manner:

(a) The Account Participant shall have the right to elect within the time provided in Section 8.3 to receive the distribution in cash, or to receive Shares.

(b) If the Account Participant fails to communicate his election as provided in Section 8.3, the Custodian will sell the Shares and distribute cash to the Account Participant.

(c) If the total value of the Plan Year Allocations, or the Account Participant's Individual Account, as the case may be, is $500 or less, all distributions will be made in cash.

The Custodian's obligation to sell and deliver the Shares under the Plan is subject to the approval of any government authority, required in connection with the authorization, issuance or sale of such Shares, whether in the United States of America or in any other country.

SECTION 8.3:  ACCOUNT PARTICIPANT ELECTION

Except in the case where the Account Participant's employment with the Company or Controlled Subsidiary is terminated, the election under Section 8.2 must be made and communicated to the Custodian within one month prior to the Account Participant vesting in the Plan Year Allocation. In the event the Account Participant's employment is terminated, the election must be made and communicated to the Custodian within 30 days following the date of the termination of employment.


SECTION 8.4:  TIME OF DISTRIBUTION

The Custodian shall commence distribution of an Account Participant's or former Account Participant's Plan Year Allocation as soon as practicable after the same are vested.

SECTION 8.5:  DESIGNATION OF BENEFICIARY IN THE EVENT OF DEATH

Each Account Participant shall have the right to designate a Beneficiary or Beneficiaries, to receive any distribution to be made under this Article 8, upon the death of such Account Participant or, in the case of an Account Participant who dies subsequent to the date in which he becomes entitled to receive a distribution but prior to the distribution of the entire amount to which he is entitled under the Plan, any undistributed balance to which such Account Participant would have been entitled.

In the event of the death of the Account Participant, the Account Participant's Individual Account shall be held in the Custodial Account for his Beneficiary or Beneficiaries absolutely and distributed by the Custodian to such Beneficiary or Beneficiaries in such portion as the Account

Participant may by notice in writing to the Custodian or his employer designate from time to time during his lifetime and in default of such designation in equal portions. If no Beneficiary or Beneficiaries has been named by a deceased Account Participant, or the designated Beneficiary or Beneficiaries has predeceased the Account Participant, or if there is for any other reason a balance of the deceased Account Participant's Individual Account remaining such balance shall be held by the Custodian absolutely for:

(a) the surviving spouse of such deceased Account Participant, if any, or

(b) if there shall be no surviving spouse, for the surviving children of such deceased Account Participant, if any, in equal portions, or

(c)   if there shall be no surviving spouse or surviving child, and subject to
      (d) below for the estate of such deceased Account Participant, or

(d) if no executor or administrator shall have been appointed for the estate of such deceased Account Participant within six months following the date of the Account Participant's death, in equal portions for the person or persons who would be entitled under the intestate succession laws of the state or county of the Account Participant's domicile to receive the Account Participant's personal estate.

                                   ARTICLE 9
                   ACCOUNT PARTICIPANTS' STOCKHOLDER RIGHTS

SECTION 9.1:   VOTING RIGHTS

The Account Participant shall have no right with respect to voting of the Shares in his Individual Account, except after the Account Participant is vested.



                                   ARTICLE 10
                                   SUCCESSORS

SECTION 10.1:   CONTINUANCE BY A SUCCESSOR

In the event that the Company shall be reorganized by way of merger, consolidation, transfer of assets or otherwise, so that another corporation other than the Company shall succeed to all or a portion of such Company's business, such successor may be substituted for such Company under the Plan by adopting the Plan.

                                  ARTICLE 11
                                 MISCELLANEOUS

SECTION 11.1:   EXPENSES

The Custodian is authorized and directed to pay from the Custodial Account, all costs and expenses incurred in administering the Plan, including the fees of counsel, fees of any agents for the Custodian, the fees and expenses of the Custodian, recordkeeper, and other administrative expenses to the extent such expenses are not paid by the Company and to charge the Individual Accounts of the Account Participants.

SECTION 11.2:   NON-TRANSFERABILITY AND NON-ASSIGNABILITY

It is a condition of the Plan, and all rights of each Account Participant (and Beneficiary) shall be subject thereto, that no right or interest of any Account Participant (or Beneficiary) in the Plan shall be assignable or transferable in whole or in part, either directly, by operation of law or otherwise, including, but not limited to, execution, levy, garnishment, attachment, pledge or bankruptcy, but excluding devolution by death or mental incompetency, and no right or interest of any Account Participant (or Beneficiary) in the Plan shall be liable for, or subject to, any obligation or liability of such Account Participant (or Beneficiary), including, without prejudice to the generality of the foregoing, claims for alimony or the support of any spouse.

SECTION 11.3:   EMPLOYMENT NON-CONTRACTUAL

The adoption and maintenance of the Plan shall not be deemed to constitute a contract between the Company and any Participant to continue the Plan. The Plan confers no right upon any Employee to continue in the employment with the Company or the Controlled Subsidiaries.

SECTION 11.4:   LIMITATION OF RIGHTS

An Account Participant (or Beneficiary) shall have no right (legal or equitable), title or claim in or to any specific asset of the Custodial Account, but shall have the right only to distributions from the Custodial Account on the terms and conditions herein provided.

SECTION 11.5:   MERGER OR CONSOLIDATION WITH ANOTHER PLAN

If the Plan shall merge or consolidate with, or transfer its assets held by the Custodian to, any other plan, each Account Participant shall be entitled to participate in the successor plan immediately after such merger, consolidation, or transfer upon the terms therein set forth provided that each Participant shall be vested with benefits that are equal to or greater than the benefit which he would have been entitled to receive immediately before such merger, consolidation, or transfer (assuming that the Plan had been terminated) and participation at such level shall extinguish any rights of the Participant to receive benefits under this Plan.

                                  ARTICLE 12
                           AMENDMENT AND TERMINATION

SECTION 12.1:   AMENDMENT

The Company may at any time and from time to time amend the Plan by written instrument duly adopted by the Board of Directors or such committee or delegate that the Board so empowers, provided, however, that no amendment may be made which will adversely affect the rights and duties of the Custodian without the consent of the Custodian or the rights of the Account Participants already acquired under the Plan.

SECTION 12.2:   TERMINATION

The Company may terminate the Plan in its entirety. Such termination shall be made under a written instrument duly adopted by the Board of Directors. Upon receipt of a copy of written confirmation of termination or withdrawal as the case may be, the Custodian shall proceed as follows: In the event of termination, the Individual Accounts of the Account Participants shall become fully vested. The Custodian shall determine the portion of the Custodial Account held by the Custodian which is applicable to each Account Participant or the Beneficiary and distribute such portion in accordance with Article 8.

SECTION 12.3:   EFFECTIVE DATE OF TERMINATION

The termination of the Plan by the Company shall be effective as of the date specified in the resolution providing therefore and shall be binding upon all Participants (and their Beneficiaries), the Custodian and any other parties in interest.

SECTION 12.4:   IMMUNITY OF CORPORATION, SUBSIDIARY OR OTHER FIDUCIARY

Except as otherwise provided by the law, neither the establishment of the Plan created hereunder or the Custodial Account nor any modification thereof, nor the creation of any fund or account or the purchase of distribution of any Shares, shall be construed as giving to any Participant any legal or equitable right against the Company, a Controlled Subsidiary or any officer, director, employee or agent of the Company or a Controlled Subsidiary, or any fiduciary, except as provided in this Plan.

SECTION 12.5:   GOVERNING LAW

The Plan shall be governed by the provisions herein and construed in accordance with the laws of State of Wisconsin.

IN WITNESS WHEREOF, the Company, to evidence adoption of the Plan, has caused this instrument to be signed and its corporate seal hereto affixed by its authorized officers, all on this _______ day of __________________, 1997.

MARQUETTE MEDICAL SYSTEMS, INC.

By:    ______________________________________

Name:  ______________________________________

Title: ______________________________________

ATTEST:

By:    ______________________________________

Name:  ______________________________________

Title: ______________________________________

                                  ADDENDUM I

  THE TERMS FOR THE OPERATION OF THE PLAN IN RELATION TO THE PARTICIPANTS IN
                                   AUSTRALIA

These terms are made under the Marquette Medical Systems Global Employee Performance Plan. All the provisions of the Plan apply to the Participants of the Participating Employer resident in Australia, except to the extent modified under this Addendum.

The following modifications are made:

1.   SECTION 2.1(8) IS MODIFIED TO READ AS FOLLOWS:

       "(8)

Effective Date - The Effective Date of this Plan will be May 1, 1998 with the
--------------
first Plan Year beginning on May 1, 1998 and ending on April 30, 1999 and the first payout being determined under Sections 4.2 and 4.3 on the Allocation Date in the calendar year 1998."